**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary*
*for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

# Certified Copy

December 19, 2014

**Job Number:** C20141219-0659
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20140816277-38 | Stock Split | 1 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20141219-0659
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090301*

# Certificate of Change Pursuant to NRS 78.209

| Filed in the office of | Document Number |
|---|---|
| [signature] | 20140816277-38 |
| Ross Miller | Filing Date and Time |
| Secretary of State | 12/19/2014 9:30 AM |
| State of Nevada | Entity Number E0103942008-8 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

TURBINE TRUCK ENGINES, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

499,000,000 shares common stock, Par Value $0.001
1,000,000 Preferred shares, Par Value $.001 of which 500,000 designated as Series A Convertible Preferred

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

499,000,000 shares common stock, Par Value $0.001
1,000,000 Preferred shares, Par Value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

NONE

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

NOT APPLICABLE

7. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X CHRIS DAVID

Signature of Officer

Secretary, Treasurer, Director

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*